United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(240,020)
Unrealized Gain (Loss) on Market Value of Futures	723,410
Dividend Income	78
Interest Income	385
ETF Transaction Fees	700
Total Income (Loss)	$484,553

Expenses
General Partner Management Fees	$8,794
Brokerage Commissions	1,808
NYMEX License Fee	220
Non-interested Directors' Fees and Expenses	178
Prepaid Insurance Expense	121
Other Expenses	10,260
Total Expenses	21,381
Expense Waiver	(8,067)
Net Expenses	$13,314
Net Income (Loss)	$471,239

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/13	$16,235,380
Additions (100,000 Units)	3,879,923
Net Income (Loss)	471,239

Net Asset Value End of Month	$20,586,542
Net Asset Value Per Unit (550,000 Units)	$37.43

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612